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                           SALOMON SMITH BARNEY INC.
          Offer to Exchange Each Outstanding Share of Common Stock of

                                   TRW INC.

                                      for

                            Shares of Common Stock

                                      of

                         NORTHROP GRUMMAN CORPORATION

                               Valued at $47.00

                                      and

             Each Outstanding Share of Serial Preference Stock II

                                      of

                                   TRW INC.

                          for Shares of Common Stock

                                      of

                         NORTHROP GRUMMAN CORPORATION

in each case subject to the procedures and limitations described in the Offer to Exchange and the related Letter of Transmittal.

  THE OFFER AND ASSOCIATED WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 29, 2002, UNLESS THE OFFER IS EXTENDED.

                                                                  March 4, 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

   We have been engaged to act as Dealer Manager in connection with the third party tender offer by Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), to exchange all of the outstanding shares of common stock, par value $0.625 per share (the "Common Shares'' and the certificates representing such Common Shares, the "Common Share Certificates") of TRW Inc., an Ohio corporation (the "Company"), for shares of common stock of Northrop Grumman, par value $1.00 per share (the "Northrop Grumman Shares" and the certificates representing such Northrop Grumman Shares, the "Northrop Grumman Share Certificates"), valued at $47.00, upon the terms and subject to the conditions set forth in the Offer to Exchange dated as of March 4, 2002 (the "Offer to Exchange") and in the related Letter of Transmittal for the Common Shares and all of the outstanding shares of Cumulative Serial Preference Stock II, $4.40 Convertible Series 1, no par value per share of the Company, and Cumulative Serial Preference Stock II, $4.50 Convertible Series 3, no par value per share, of the Company (together, the "Preference Shares'' and the certificates representing such Preference Shares, the "Preference Share Certificates"), for Northrop Grumman Shares valued at $47.00 multiplied by the effective conversion rate of the applicable Preference Share subject to the procedures and limitations described in the Offer to Exchange and the related Letter of Transmittal for the Preference Shares (each individually, "Letter of Transmittal,'' which, together with the Common Share Letter of Transmittal and the Offer to Exchange, as each may be amended or supplemented from time to time, collectively constitute the "Offer"). The Northrop Grumman Shares issued pursuant to the Offer will not bear any interest and will be reduced by the applicable withholding taxes.

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   The Offer is conditioned upon, among other things:
   (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of shares of Common Shares and Preference Shares which, together with any Common Shares that Northrop Grumman beneficially owns for its own account, will constitute at least a majority of the total outstanding Common Shares on a fully-diluted basis;

  (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements as of 1976, as amended, Council Regulation (EEC) No. 4064/89 of the Council of the European Union and, any other applicable similar foreign laws or regulations;

 (iii) the requisite approval of the Company's shareholders under the Ohio control share acquisition law or Northrop Grumman's being satisfied, in its sole discretion, that such law is inapplicable or invalid;

  (iv) the expiration or termination of the waiting period during which the Ohio Division of Securities may suspend the Offer under Title 17 of the Ohio Revised Code, without the occurrence of any suspension or Northrop Grumman's being satisfied, in its sole discretion, that such law is inapplicable or invalid;

   (v) the approval of issuance of shares of Northrop Grumman Common Stock pursuant to the Offer by the stockholders of Northrop Grumman;

  (vi) the Company's not having entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing Northrop Grumman's ability to acquire the Company or otherwise diminishing the value of the acquisition of the Company; and

 (vii) the registration statement relating to the Northrop Grumman Shares having become effective.

   For your information and for forwarding to your clients for whom you hold Common Shares and/or Preference Shares registered in your name or in the name of your nominee or who hold Common Shares and/or Preference Shares registered in their own names, we enclose the following documents:

      1. Offer to Exchange dated March 4th, 2002.

      2. Letter of Transmittal to tender Common Shares for your use and for the information of your clients who hold Common Shares. Facsimile copies of the Letter of Transmittal may be used to tender Common Shares.

      3. Letter of Transmittal to tender Preference Shares for your use and for the information of your clients who hold Preference Shares. Facsimile copies of the Letter of Transmittal may be used to tender Preference Shares.

      4. Two separate Letters to Clients, which may be sent to your clients for whose account you hold Common Shares or Preference Shares, as the case may be, registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

      5. Notice of Guaranteed Delivery to be used to accept the Offer if Common Share Certificates are not immediately available or time will not permit the Common Share Certificates and all required documents to reach the Exchange Agent on or prior to the Expiration Date (as defined in the Offer to Exchange) or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Exchange, cannot be completed on a timely basis.

      6. Notice of Guaranteed Delivery to be used to accept the Offer if Preference Share Certificates are not immediately available or time will not permit the Preference Share Certificates and all required documents to reach the Exchange Agent on or prior to the Expiration Date or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Exchange, cannot be completed on a timely basis.

      7. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

      8. Return envelope addressed to EquiServe Trust Company, as Exchange
   Agent.

   In accordance with the terms and subject to the satisfaction or waiver (where applicable) of the conditions to the Offer, Northrop Grumman will be deemed to have accepted for exchange (and thereby purchased), Common Shares and Preference Shares validly tendered and not properly withdrawn prior to the Expiration Date if, as and when Northrop Grumman gives oral or written notice to the Exchange Agent of Northrop Grumman's acceptance for exchange of the tenders of such

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Common Shares and Preference Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, issuance of Northrop Grumman Shares in exchange for Common Shares and Preference Shares accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of
(1) the Common Share Certificates, the Preference Share Certificates or a Book-Entry Confirmation (as defined in the Offer to Exchange) of a book-entry transfer of such Common Shares and/or Preference Shares into the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in the applicable Letter of Transmittal) pursuant to the procedures set forth in the section titled "The Offer to Exchange--Procedure for Tendering" of the Offer to Exchange; (2) the Letter of Transmittal to tender Common Shares and/or the Letter of Transmittal to tender Preference Shares (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Exchange) in lieu of such Letters of Transmittal; and (3) any other documents required under the applicable Letters of Transmittal.

   Northrop Grumman will not pay any commissions or fees to any broker, dealer or other person (other than the Exchange Agent, the Information Agent and the Dealer Manager, as described in the Offer to Exchange) in connection with the solicitation of tenders of Common Shares and Preference Shares pursuant to the Offer. Northrop Grumman will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

   Northrop Grumman will pay any stock transfer taxes with respect to the transfer and sale of Common Shares and/or Preference Shares to it or to its order pursuant to the Offer, except as otherwise provided in Instruction 6 of each of the enclosed Letters of Transmittal.

   Your prompt action is requested. We urge you to contact your clients as promptly as possible. Please note that Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Friday, March 29, 2002, unless the Offer is extended.

   In order for a shareholder of the Company to take advantage of the Offer, the Letters of Transmittal to tender Common Shares or Preference Shares (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal) and any other documents required by the Letters of Transmittal should be sent to the Exchange Agent and Common Share Certificates and Preference Share Certificates should be delivered, or Common Shares and Preference Shares should be tendered pursuant to the procedure for book-entry transfer, all in accordance with the instructions set forth in the applicable Letter of Transmittal and the Offer to Exchange.

   Holders of Common Shares and/or Preference Shares whose Common Share Certificates and/or Preference Share Certificates are not immediately available or who cannot deliver their Common Share Certificates and/or Preference Share Certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date of the Offer, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, must tender their Common Shares and/or Preference Shares according to the guaranteed delivery procedures set forth in the section titled "The Offer to Exchange--Guaranteed Delivery" of the Offer to Exchange.

   Inquiries you may have with respect to the Offer should be addressed to the Information Agent or the Dealer Manager at its addresses and telephone numbers set forth on the back page of the prospectus. Requests for copies of the Offer to Exchange, the Letters of Transmittal and all other tender offer materials may be directed to the Information Agent.

                                          Very truly yours,

                                          SALOMON SMITH BARNEY INC.

Enclosures

   Nothing contained herein or in the enclosed documents shall constitute you or any other person as an agent of Northrop Grumman, the Exchange Agent, the Information Agent, the Dealer Manager or any affiliate of any of them, or authorize you or any other person to make any statement or use any document on behalf of any of them in connection with the Offer other than the enclosed documents and the statements contained therein.

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